Preferred Apartment Communities, Inc. Announces Effectiveness of $900 Million Follow-On Series A Redeemable Preferred Stock and Warrant Unit Offering Registration Statement
Atlanta, GA, October 15, 2013

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) ("PAC") announced today that its registration statement on Form S-3 (Registration No. 333-183355) (the "Registration Statement"), was declared effective by the Securities and Exchange Commission (the "SEC") on October 11, 2013.
The Registration Statement allows PAC to offer up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one warrant to purchase up to 20 shares of PAC’s common stock (the "Follow-On Offering"). PAC's common stock is currently traded on the NYSE MKT under the symbol APTS. The price per Unit is $1,000. The Series A Redeemable Preferred Stock ranks senior to PAC's common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution and winding up. The Units are being offered by International Assets Advisory, LLC, the dealer manager for the Follow-On Offering, on a "reasonable best efforts" basis.

The Follow-On Offering provides PAC the ability to continue to offer our Series A Redeemable Preferred Stock and Warrants as originally offered pursuant our registration statement on Form S-11 (File No. 333-176604) for up to 150,000 Units (the "Primary Series A Offering"). We expect the Primary Series A Offering will terminate on December 31, 2013, at which time we intend to commence sales pursuant to the Follow-On Offering. International Assets Advisory, LLC also is the dealer manager for the Primary Series A Offering.

PAC intends to invest substantially all the net proceeds of the Follow-On Offering in connection with the acquisition of multifamily properties, other real estate-related investments and general working capital purposes.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current views and assumptions, and are subject to risks and uncertainties. Actual results and events may differ materially from those expressed or implied in the statements. For a discussion of these risks and uncertainties, please refer to the PAC’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 15, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 15, 2013 and other subsequent filings with the SEC. Forward-looking statements included herein speak only as of the date hereof and PAC undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES OF PREFERRED APARTMENT COMMUNITIES, INC. ANY SUCH OFFERING MAY ONLY BE MADE BY MEANS OF A WRITTEN PROSPECTUS. THERE SHALL BE NO SALE OF THESE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION. A COPY OF THE PROSPECTUS RELATING TO THE FOLLOW-ON OFFERING OR THE PRIMARY SERIES A OFFERING MAY BE OBTAINED FROM THE SEC'S WEBSITE AT WWW.SEC.GOV OR BY CONTACTING THE FOLLOWING:
International Assets Advisory, LLC
300 S. Orange Ave., Suite 1100
Orlando, Florida 32801
855-330-6594

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com